FIRST AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT (hereinafter called the "First Amendatory Agreement") is entered into as of February 2005 by and among Othnet, Inc., a Delaware Corporation ("Othnet"), Othnet Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Othnet ("Merger Sub"), and Association of Volleyball Professionals, Inc., a Delaware corporation (the "Company").

                                    RECITALS:

      WHEREAS, reference is made to the Agreement and Plan of Merger, dated as of June 29, 2004, as supplemented by an Agreement dated as of November 10, 2004 (hereinafter, as supplemented, called the "Merger Agreement") by and among Othnet, Merger Sub and the Company. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

      WHEREAS, the closing under the Merger Agreement is subject to, among other things, the raising of certain financing as contemplated by Section 8.10 of the Merger Agreement;

      WHEREAS, pursuant to a Placement Agency Agreement, dated as of January 7, 2005 (the "Placement Agreement") by and among Othnet, the Company and Maxim Group, LLC ("Maxim"), Maxim has been engaged as the exclusive placement agent relating to the offering (the "Offering") of a minimum of $3,000,000 (the "Minimum Offering") and up to $4,000,000 (the "Maximum Offering") of units of Othnet consisting of shares of Series B Convertible Preferred Stock and Common Stock Purchase Warrants of Othnet;

      WHEREAS, the Offering is being conducted pursuant to a Private Placement Memorandum, dated as January 5, 2005, prepared by Othnet and the Company (such memorandum, together with the exhibits and attachments thereto, being referred to herein as the "Memorandum").

      WHEREAS, the parties desire to amend the terms of the Merger Agreement as set forth below.

      NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto hereby agree as follows:

      1. Notwithstanding anything to the contrary contained in the Merger Agreement, the Othnet Series A Convertible Preferred Stock and the Othnet Series B Convertible Preferred Stock shall have the terms and provisions set forth in the Memorandum.

      2. Notwithstanding anything to the contrary contained in Section 2.5(a)(i), (ii) and (iii) of the Merger Agreement, the number of Merger Shares to be issued at the Effective Time shall be as contemplated by the Memorandum. As a result of the completion of the Maximum Offering together with the sale of the Over-Allotment Option as defined in the Memorandum, the calculations of the Merger Shares are set forth in Exhibit A hereto.

            2A. Section 2.2 shall be amended by inserting the following at the end thereof:

                  ", except that the name of the Company shall be changed to `AVP Pro Beach Volleyball Tour, Inc.', and the total number of shares of stock that the Company shall have authority to issue is 1,000 shares, par value $.10 per share."

      3. Section 2.5(a)(iv) of the Merger Agreement shall be replaced in its entirety by the following:

            "(iv) Notwithstanding anything else contained herein, (x) it is expressly understood that the shares underlying warrants referred to in Section
11.15 shall not be included in any calculation  under this Section  2.5(a),  and
(y), if, as of the Closing Date, Othnet has any Liability other than certain existing liabilities to be paid at Closing pursuant to Section 8.10, or within 24 months from the date of Closing, it shall be determined that, as of the Closing Date, Othnet shall have had any Liability, and in each case other than unconverted Bridge Notes, additional Merger Shares, on an as converted basis, or Othnet common stock equal to the quotient obtained by dividing the amount of such Liabilities by .3393 shall be issued pro rata among those persons who were holders of Merger Shares immediately after the Closing. The right to receive such additional shares shall not be transferable other than by will, inheritance, or operation of law." 4. Section 2.11 of the Merger Agreement shall be replaced in its entirety by the following:

            "2.11 Closing. The closing of the transactions contemplated by this Agreement and the Collateral Documents (the "Closing") shall take place at the offices of the Company, or at such other location as the parties may agree at 11:00 a.m., Pacific Time on the agreed date, which, shall be as soon as practicable following completion of the Minimum Offering (the "Closing Date").

      5. Section 5.11 of the Merger Agreement shall be replaced in its entirety by the following:

            "5.11 Private Placement. Pursuant to the Placement Agreement, Maxim has been engaged as the exclusive placement agent relating to the Offering which Offering is being conducted pursuant to the Memorandum. The information contained in the Memorandum relating to each of Othnet and the Company, its business and its prospects does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading."


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

      6. Section 6.9 of the Merger Agreement shall be replaced in its entirety by the following:

            "6.9 Election to Othnet's Board of Directors. Othnet shall take all steps necessary on or before the Effective Date of the Merger to increase the size of the Board, which currently consists of Jeffrey Wattenberg as its sole director, to seven members and appoint Leonard Annato, Bruce Binkow, Phil Guarascio, Scott Painter, Randy Freer and Andrew Reif, as directors to fill said vacancies resulting from the increase in the size of the Board, which appointments shall be effective ten (10) after the Company has complied with the provisions of Rule 14f-1 of the Exchange Act following the Effective Date of the Merger. In addition, Corwin Corpuz will be granted permission to attend any and all meetings of the Board of Directors as an observer for so long as Jeffrey Wattenberg remains a director of Othnet, provided, however, that the Board of Directors shall have the right to exclude Mr. Corpuz from any such meetings when deemed reasonably appropriate by the Board."

      7. There shall be added a new Section 6.12 to the Merger Agreement which shall read as follows:

            "6.12 Appointment of Officers. Othnet shall take all steps necessary to appoint the designees of the Company as officers of Othnet, to be effective at the Effective Time of the Merger."

      8. Section 8.9 of the Merger Agreement shall be deleted in its entirety.

      9. Section 8.10 of the Merger Agreement shall be replaced in its entirety by the following:

            "8.10 Financings. The Company shall have received the Bridge Proceeds from Othnet, and the sum of the principal amount of the Notes convened into Common Stock and the net proceeds of the Private Placement referred to in
Section 5.11 (after the payment of commissions, placement or referral fees to third parties, other expenses, including legal and accounting fees, and certain agreed upon remaining existing liabilities of Othnet) shall be at least $4,360,000 in the aggregate."

      10. Section 11.15 of the Merger Agreement is hereby amended by deleting the reference to "$0.28 per share" and inserting in lieu thereof "the lesser of 110% of fair market value on the date of grant or $0.31 per share".

      10A. There shall be added a new Section 6.12 to the Merger Agreement which shall read as follows:

            "6.12 Minute Books. Othnet shall have delivered all of its minute books and stock books (other than stock books held by its transfer agent) to the Company."


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

      11. There shall be added a new Section 11.16 to the Merger Agreement which shall read as follows:

            "11.16 Exchange Act Requirements. As soon as practicable following the Effective Time of the Merger, the Company shall comply with the provisions of Rule 14f-1 of the Exchange Act"

      12. On and after the date hereof. each reference in the Merger Agreement to "this Agreement", "hereunder", "hereof", or words of like import, shall mean and be a reference to the Merger Agreement as amended hereby.

      13. This First Amendatory Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument and shall become effective when one of more counterparts have been signed by each of the parties and delivered by facsimile or otherwise to the other party. Each of the parties shall provide the other party with an original signature copy upon request.

      14. As amended hereby, the Merger Agreement remains in full force and effect and is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendatory Agreement as of the day and year first above written.

                                      OTHNET, INC., A DELAWARE CORPORATION

                                      By:  /s. Jeffrey Wattenberg
                                           -------------------------------------
                                      Name:  Jeffrey Wattenberg
                                      Title:  President

                                      OTHNET MERGER SUB, INC., A DELAWARE
                                      CORPORATION

                                      By:  Jeffrey Wattenberg
                                           -------------------------------------
                                      Name:  Jeffrey Wattenberg
                                      Title:  President

                                      ASSOCIATION  OF  VOLLEYBALL PROFESSIONALS,
                                      INC.,  A DELAWARE CORPORATION

                                      By:  Leonard Armato
                                           -------------------------------------
                                      Name:  Leonard Armato
                                      Title:  President


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